Exhibit 99.2

Digital Brands Group to Report Second Quarter 2023 Financial Results on Thursday, August 17, 2023

AUSTIN, Texas, Aug. 15, 2023 /PRNewswire/ -- Digital Brands Group, Inc. ("DBG") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, will report financial results for the second quarter ended June 30, 2023 on Thursday, August 17, 2023 at 9:30 a.m. ET.

Management will host a conference call on Thursday, August 17 at 10:30 a.m. ET to discuss the results. The live conference call can be accessed by dialing (866) 605-1828 from the U.S. or internationally. The conference I.D. code is 13740703 or via the web by using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=O1i6mEmc.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co